                                                                    EXHIBIT 10.2

                             STOCK OPTION AGREEMENT
                                      UNDER
                           INTERFACE TECHNOLOGY, INC.
                        1988 INCENTIVE STOCK OPTION PLAN


            THIS AGREEMENT, made this _____ day of _______________, 19__, by and between INTERFACE TECHNOLOGY, INC., a Missouri corporation (hereinafter called the "Company"), and _____________ (hereinafter called "Optionee"),

            WITNESSETH THAT:

            WHEREAS, the Board of Directors of the Company ("Board of Directors") has adopted the Interface Technology, Inc. 1988 Incentive Stock Option Plan (the "Plan") pursuant to which options covering Common Stock of the Company may be granted to officers and other key executive employees of the Company;

            WHEREAS, Optionee is now an officer or other key executive employee of the Company; and

            WHEREAS, the Company desires to grant to Optionee the option to purchase certain shares of its stock under the terms of the Plan;

            NOW, THEREFORE, in consideration of the premises, and of the mutual agreements hereinafter set forth, it is covenanted and agreed as follows:

            1. Grant Subject to Plan. This option is granted under and is expressly subject to, all the terms and provisions of the Plan, which terms are incorporated herein by reference. This option is granted subject to the approval of the Plan by the stockholders of the Company and if approval of the stockholders of the Company is not obtained within twelve months after the date the Plan was adopted by the Board of Directors, this option shall terminate and Optionee shall have no rights hereunder.

            2. Grant and Terms of Option. Pursuant to action of the Board of Directors, the Company has on _______________, 198_, granted to Optionee, ("Date of Grant") the option to purchase all or any part of _____ shares of the Common Stock of the Company ("Common Stock") for a period of six (6) years from the Date of Grant at the purchase price equal to the fair market value of one share of Common Stock being $_____ per share on the Date of Grant; subject, however, to the condition that, no shares may be purchased hereunder at any time while Optionee holds any other outstanding Incentive Stock Option as defined in
Section 422A of the Internal Revenue Code of 1986, as amended ("Incentive Stock Option") granted at any date earlier than the Date of Grant, under the Plan or otherwise, to purchase shares of stock of the Company or of a corporation which was, at the Date of Grant, a parent, a subsidiary of the Company or a predecessor corporation of the Company or of a parent or subsidiary of the Company. Any such prior option shall be deemed to be outstanding until such option is exercised in full or expires by reason of lapse of time. In no event may this option or any part thereof be exercised after the expiration of six (6) years from the Date of Grant. The purchase price of the shares subject to the option may be paid for in accordance with Section 4 of the Plan.

            3. Restrictions on Ownership and Transfer of Shares. Any other provision in this Agreement notwithstanding, all Purchased Shares shall be subject to the following provisions, conditions and restrictions:

                  (a) "Transfer". As used in this Agreement, the term "transfer" shall include sale, gift, assignment, pledge, hypothecation, bequest, passage of title by inheritance, or any other severance or separation of absolute ownership from or by the holder of the Purchased Shares.

                  (b) Termination of Employment. In the event that the Optionee shall cease to be employed by the Company for any reason whatever, including without limitation the discharge, resignation, death or disability of the Optionee, within six years from the Date of Grant, the Company shall have the right and option under the terms set forth in paragraph 3(d) to purchase from the Optionee, or the estate or legal representative of the Optionee, all the Purchased Shares owned by the Optionee at the time he ceases to be employed by the Company.

                  (c) Transfer During Employment. If the Optionee desires to transfer all or any part of the Purchased Shares while he is employed by the Company and within six years from the Date of Grant, the Optionee shall first give to the Company a notice stating such desire and offering to sell such shares to the Company in the manner and on the terms and conditions as set forth in paragraph 3(d), and the Company shall have the right and option to redeem those shares on such terms and conditions.

                  (d)   Terms and Conditions of Option in the Corporation.

                        (i)  Price.  If the first date on which the

Company has the right and option under paragraph 3(b) or 3(c) herein to redeem any of the Optionee's Purchased Shares ("First Date," as hereinafter more specifically defined) is within three years from the Date of Grant, the price at which the Company may redeem such shares shall be the cost to the optionee of such shares plus interest computed at the rate of _____ percent per annum. If the First Date is within a period beginning three years from the date of Grant and ending six years from the Date of Grant, the price at which the Company may so redeem any of an Optionee's Purchased Shares shall be the fair market value of such shares as established by an independent professional appraiser of securities selected by the Company but satisfactory to the Optionee, or his estate or legal representative. The "First Date" shall be the date on which the Optionee ceases to be employed by the Company under paragraph 3(b) or the date on which the Company receives the notice of offering to sell under paragraph 3(c).

                        (ii)  Time and Manner of Exercise of Option.
 The Company shall have the right and option described in paragraphs 3(b) and 3(c) ("Right") for a period of 60 days following the First Date and may exercise such Right at any time within that period by giving notice of its election to exercise its Right to the Optionee, or his estate or legal representative. If the Company exercises its Right, the closing of the redemption of all or part of the shares ("Redemption Closing") shall take place at the office of the Company on or before the 30th day following the date the Company shall have given the Optionee, or his estate or legal representative, the notice prescribed in this subparagraph or, if applicable, within 30 days after the final written determination by the independent appraiser of the fair market value of such share as provided in the preceding paragraph shall have been delivered to the Company, whichever is later. At the Redemption Closing, the Optionee, or his estate or legal representative, shall transfer and deliver to the Company certificates representing all the shares to be redeemed, properly endorsed, together with any other documents necessary to thus complete title in the Company, and concurrently therewith, the Company shall pay over and deliver to the Optionee, or his estate or legal representative, cash and its promissory note as provided in paragraph 3(e), below.

                  (e) Payment of Purchase Price. In any redemption of shares by the Company under this Agreement, the purchase price shall be paid in installments as follows: 29 percent of the purchase price to be paid in cash at the Redemption Closing and the balance to be paid in two equal payments, plus interest at a rate of __________ percent per annum on the unpaid balance, on the first and second anniversaries of such Redemption Closing. The deferred payments shall be evidenced by the promissory note or notes of the Company delivered at the Redemption Closing. The Optionee, or his estate or legal representative, shall have the right to require that any shares redeemed be held in escrow (at his own expense) as security for any deferred payments, but in any event the Optionee, or his estate or legal representative, shall have not further rights whatsoever with respect to such shares from and after the date of the Redemption Closing.

                  (f) Effect of Failure to Exercise Option. If the Company fails to exercise any Right arising under paragraph 3(b) within the time prescribed in paragraph 3(d), the Optionee, or his estate or legal representative, shall be free to retain ownership and to transfer at any time thereafter the shares subject to this Agreement. If the Company fails to exercise its Right arising under paragraph 3(c) within the time prescribed in paragraph 3(d), the Optionee shall be free, but only for a period of 90 days after the expiration of such Right, to transfer only those shares offered for sale to the Company in the notice described in paragraph 3(c).

                  (g) No Option After Six Years. If, later than six years from the Date of Grant, the Optionee ceases to be employed by the Company or desires to transfer any or all of his Purchased Shares while employed by the Company, the Company shall have no right or option under this Agreement to redeem any such shares owned by the Optionee, and the Optionee, or his estate or legal representative, shall be free to retain ownership or to transfer such shares.

                  (h) Transfer on Books. The Company shall not be required to transfer ownership of any shares subject to this Agreement on the books of the Company unless and until there has been full compliance with the terms of this Agreement.

                  (i) Restrictive Covenant. Each and every stock certificate evidencing shares issued to the Optionee pursuant to this Agreement, shall have stamped or written on its face a legend in substantially the following form:

            The transfer, pledge or other disposition of these shares is restricted by, and subject to, the terms of a certain Incentive Stock Option Agreement, dated __________, between the Corporation and the holder of these securities. A copy of said Agreement is on file with the Secretary of the Corporation.

            3. Anti-Dilution Provisions. In the event that, during the term of this Agreement, there is any change in the number of shares of outstanding Common Stock of the Company by reason of stock dividends, recapitalization, mergers, consolidations, split-ups, combinations or exchanges of shares and the like, the number of shares covered by this option agreement and the price thereof shall be adjusted, to the same proportionate number of shares and price as in this original agreement.

            4. Investment Purpose. Optionee represents that, in the event of the exercise by him of the option hereby granted, or any part thereof, he intends to purchase the shares acquired on such exercise for investment and not with a view to resale or other distribution; except that the Company, at its election, may waive or release this condition in the event the shares acquired on exercise of the option are registered under the Securities Act of 1933, or upon the happening of any other contingency which the Company shall determine warrants the waiver or release of this condition. Optionee agrees that the certificates evidencing the shares acquired by him on exercise of all or any part of this option, may bear a restrictive legend, if appropriate, indicating that the shares have not been registered under said Act and are subject to restrictions on the transfer thereof, which legend may be in the following form (or such other form as the Company shall determine to be proper), to-wit:

            "The shares represented by this certificate have not been registered under the Securities Act of 1933, but have been issued or transferred to the registered owner pursuant to the exemption afforded by Section 4(2) of said Act. No transfer or assignment of these shares by the registered owner shall be valid or effective, and the issuer of these shares shall not be required to give any effect to any transfer or attempted transfer of these shares, including without limitation, a transfer by operation of law, unless
            (a) the issuer shall have received an opinion of its counsel that the shares may be transferred without requirement of registration under said Act, or (b) there shall have been delivered to the issuer a `no-action' letter from the staff of the Securities and Exchange Commission, or (c) the shares are registered under said Act."

            5. Non-Transferability. Neither the option hereby granted nor any rights thereunder or under this Agreement may be assigned, transferred or in any manner encumbered except by will or the laws of descent and distribution, and any attempted assignment, transfer, mortgage, pledge or encumbrance except as herein authorized, shall be void and of no effect.

            6. Termination of Employment. In the event of the termination of employment of Optionee other than by death, the option granted may be exercised at the times and to the extent provided in the Plan.

            7. Death of Optionee. In the event of the death of Optionee during the term of this Agreement and while he is employed by the Company (or a subsidiary), or within three (3) months after the termination of his employment (or one (1) year in the case of the termination of employment of an Optionee who is disabled as provided in the Plan), this option may be exercised, to the extent that he was entitled to exercise it at the date of his death, by a legatee or legatees of Optionee under his last will, or by his personal representatives or distributees at any time within a period of one (1) year after his death, but not after six (6) years from the Date of Grant and only if and to the extent that he was entitled to exercise the option at the date of his death.

            8. Shares Issued on Exercise of Option. It is the intention of the Company that on any exercise of this option it will transfer to Optionee shares of its authorized but unissued stock or transfer Treasury shares, or utilize any combination of Treasury shares and authorized but unissued shares, to satisfy its obligations to deliver shares on any exercise hereof.

            9. Administration. This option has been granted pursuant to a determination made by the Board of Directors, and the Board of Directors or any successor or substitute committee authorized by the Board of Directors, subject to the express terms of this option, shall have plenary authority to interpret any provision of this option and to make any determinations necessary or advisable for the administration of this option and the exercise of the rights herein granted, and may waive or amend any provisions hereof in any manner not adversely affecting the rights granted to Optionee by the express terms hereof.

            IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by its President or Vice President and to be attested by its Assistant Secretary under the seal of the Company, pursuant to due authorization, and Optionee has signed this Agreement to evidence his acceptance of the option herein granted and of the terms hereof, all as of the Date of Grant.

                                        INTERFACE TECHNOLOGY, INC.

                                        By
                                          --------------------------------------
                                                        President

ATTEST:


- -------------------------------------
              Secretary


                                        ----------------------------------------
                                                        Optionee